   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 1995.


                                                       REGISTRATION NO. 33-53771

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------


                         POST-EFFECTIVE AMENDMENT No. 1

                                       To
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                               ------------------

                              ITT INDUSTRIES, INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

                   INDIANA                                      13-5158950
       (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

                  4 WEST RED OAK LANE, WHITE PLAINS, NY 10604
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               ------------------


                       STOCK OPTION INCENTIVE PLAN (1977)
                    ITT INDUSTRIES 1986 INCENTIVE STOCK PLAN
                    1994 ITT INDUSTRIES INCENTIVE STOCK PLAN
                            SUBSTITUTE STOCK OPTIONS
                           (FULL TITLE OF THE PLANS)


                               ------------------


     GWENN L. CARR, VICE PRESIDENT, ASSOCIATE GENERAL COUNSEL AND SECRETARY

                              ITT INDUSTRIES, INC.
                              4 WEST RED OAK LANE
                             WHITE PLAINS, NY 10604
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

  TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE: (914) 641-2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


     ITT Industries, Inc., an Indiana corporation, files this Post-Effective Amendment No. 1 to Registration Statement No. 33-53771 (the "Registration Statement") as the successor issuer to ITT Corporation, a Delaware corporation, within the meaning of Rule 414 under the Securities Act of 1933 (the "Act"), as the result of the reincorporation of ITT Corporation in Indiana pursuant to a statutory merger of ITT Corporation into ITT Industries, Inc. effective December 20, 1995. This occurred in connection with the distribution (the "Distribution") on December 19, 1995 to the shareholders of ITT Corporation of all the shares of common stock of ITT Destinations, Inc., a Nevada corporation, and all the shares of common stock of ITT Hartford Group, Inc., a Delaware corporation, both of which were wholly-owned subsidiaries of ITT Corporation. Immediately prior to the Distribution, ITT Destinations, Inc. changed its name to ITT Corporation.


     The succession of ITT Industries, Inc. to ITT Corporation was approved at a Special Meeting of Shareholders of ITT Corporation held on September 21, 1995, for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the "1934 Act").


     Pursuant to Rule 414(d) under the Act, ITT Industries, Inc., as successor issuer to ITT Corporation, hereby adopts the Registration Statement as its own Registration Statement for all purposes of the Act and the 1934 Act. The Prospectus contained in this Post-Effective Amendment No. 1 to the Registration Statement sets forth the additional information necessary to reflect any material changes made in connection with or resulting from such succession, or necessary to keep the Registration Statement from being misleading in any material respect.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.


     The Company is the successor to ITT Corporation ("ITT"). The following documents filed by ITT and, in the case of item (e) and the Current Report on Form 8-K dated December 21, 1995 referred to in item (d), the Company, with the Securities and Exchange Commission (the "Commission") (File No. 1-5627) are hereby incorporated by reference in this Prospectus:


          (a) Annual Report on Form 10-K for the year ended December 31, 1994;

          (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1995;

          (c) Proxy Statement for the Special Meeting of Shareholders on September 21, 1995 (Filed with the Commission on August 28, 1995);


          (d) Current Reports on Form 8-K dated February 6, March 31, June 8, November 7, November 16, and December 21, 1995; and



          (e) Form 8-B dated December 20, 1995.



     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing with the Commission of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in the Registration Statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.


     The audited financial statements and schedules incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.



     Robert W. Beicke, Esq., whose legal opinion with respect to the securities registered hereunder is filed as Exhibit 5 hereto, is an employee of the Company and participates in certain of its stock benefit plans.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Section 23-1-37-8 and Section 23-1-37-13 of the Indiana Business Corporation Law ("IBCL") provide that the Company may indemnify any individual made a party to a proceeding (including a proceeding by or in the right of the Company) because the individual is or was a director, officer, employee or agent of the Company against liability incurred in the proceeding if the individual acted in good faith and reasonably believed (i) in the case of conduct in the individual's official capacity with the Company, that the individual's conduct was in the Company's best interests and (ii) in all other cases, that the individual's conduct was at least not opposed to the Company's best interests. In the case of any criminal proceeding, the individual must have had either reasonable cause to believe the conduct was lawful or no reasonable cause to believe that it was unlawful. The Company's By-laws provide for the above indemnification of directors and officers. Reference is made to the Company's By-laws filed with the Company's Form 8-B dated December 20, 1995. In addition, Section 23-1-37-9 and Section 23-1-37-13 provide that the Company, unless limited by its articles of incorporation, must indemnify a director or officer who was wholly successful in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the Company against reasonable expenses incurred by the director or officer in connection with the proceeding. The Company's Articles of Incorporation do not limit the indemnification provided by the IBCL. Reference is made to the Company's Articles of Incorporation, as amended, filed with the Company's Form 8-B dated December 20, 1995.



     The Company also has provided liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers and has entered into, or expects to enter into, an indemnification agreement with each of its directors. Under its form of indemnification agreement, the Company agrees to indemnify its directors against all expenses, liabilities or losses incurred by the directors in their capacity as such: (i) to the fullest extent permitted by applicable law; (ii) as provided in the By-laws of the Company as in effect on the date of such agreement; and (iii) in the event the Company does not maintain the aforementioned insurance or comparable coverage, to the full extent provided in the applicable policies as in effect on the date of such agreement (the Company's obligations described in (ii) and (iii) being subject to certain exceptions).


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

     See Exhibit Index elsewhere herein.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WHITE PLAINS AND STATE OF NEW YORK ON THIS 20TH DAY OF DECEMBER, 1995.


                                          ITT Industries, Inc.


                                          By:   /s/ RICHARD J. M. HAMILTON

                                            ------------------------------------
                                                   Richard J. M. Hamilton
                                            Senior Vice President and Controller

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints VINCENT A. MAFFEO, GWENN L. CARR and ROBERT W. BEICKE, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all such capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                  SIGNATURE                               TITLE                     DATE
---------------------------------------------  ----------------------------  ------------------
             /s/ D. TRAVIS ENGEN                 Chairman, President and     December 20, 1995
---------------------------------------------             Chief
               D. Travis Engen                    Executive Officer and
        (Principal Executive Officer)                    Director

               /s/ HEIDI KUNZ                   Senior Vice President and    December 20, 1995
---------------------------------------------             Chief
                 Heidi Kunz                         Financial Officer
        (Principal Financial Officer)

             /s/ RAND V. ARASKOG                         Director            December 20, 1995
---------------------------------------------
               Rand V. Araskog

            /s/ ROBERT A. BURNETT                        Director            December 20, 1995
---------------------------------------------
              Robert A. Burnett

           /s/ MICHEL DAVID-WEILL                        Director            December 20, 1995
---------------------------------------------
             Michel David-Weill

                  SIGNATURE                               TITLE                     DATE
---------------------------------------------  ----------------------------  ------------------
            /s/ S. PARKER GILBERT                        Director            December 20, 1995
---------------------------------------------
              S. Parker Gilbert

             /s/ EDWARD C. MEYER                         Director            December 20, 1995
---------------------------------------------
               Edward C. Meyer

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ITT Industries, Inc.:


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 13, 1995 on the consolidated financial statements of ITT Corporation (renamed ITT Industries, Inc.) and subsidiaries included in ITT Corporation's Proxy Statement for the Special Meeting of Stockholders on September 21, 1995 and to all references to our firm included in or made a part of this Registration Statement.


                                          /s/ ARTHUR ANDERSEN LLP
                                            Arthur Andersen LLP


Stamford, CT


December 20, 1995

                                LIST OF EXHIBITS


EXHIBIT
  NO.                            TITLE                                      LOCATION
--------  ----------------------------------------------------   -------------------------------
 4.       Instruments defining the rights of security holders,
          including indentures:
   (a)    ITT Industries, Inc.'s Articles of Incorporation, as
          amended.............................................   Incorporated by reference to
                                                                   exhibits to ITT Industries'
                                                                   Form 8-B dated December 20,
                                                                   1995 (CIK No. 216228. File
                                                                   No. 1-5627).
   (b)    ITT Industries, Inc.'s By-laws......................   Incorporated by reference to
                                                                   exhibits to ITT Industries'
                                                                   Form 8-B dated December 20,
                                                                   1995 (CIK No. 216228, File
                                                                   No. 1-5627).
 5.       Opinion re legality.................................   Filed herewith.
15.       Letter re unaudited interim financial information...   Not applicable.
23.       Consents of experts and counsel.....................   The consent of independent
                                                                 public accountants is filed
                                                                   herewith. The consent of
                                                                   counsel is incorporated by
                                                                   reference to Exhibit 5 filed
                                                                   herewith.
24.       Power of attorney...................................   See page II-3 of this
                                                                 Registration Statement.
28.P      Information from reports furnished to state
          insurance regulatory authorities....................   Incorporated by reference to
                                                                   exhibits to ITT Corporation's
                                                                   Form SE dated March 15, 1995
                                                                   relating to ITT Corporation's
                                                                   Form 10-K for the fiscal year
                                                                   ended December 31, 1994 (CIK
                                                                   No. 216228, File No. 1-5627).
99.       Additional exhibits.................................   None.